Exhibit 32.2

SECTION 1350 CERTIFICATION

I, Dennis J. Zember Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer of Ameris Bancorp (the “Company”), do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Annual Report on Form 10-K of the Company for the year ended December 31, 2016 (the “Periodic Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 27, 2017	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.,
Executive Vice President, Chief Financial Officer and Chief Operating Officer (principal accounting and financial officer)